UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On April 4, 2023, Marchex, Inc. (“Marchex” or the “Company”) announced that Troy Hartless (“Hartless”) joined Marchex as its Chief Revenue Officer effective April 3, 2023 (the “Start Date”). Mr. Hartless, age 52, previously served as Chief Executive Officer of TLJ Capital since 2009, Chief Operating Officer of Govplace from 2019 to 2020, and Chief Revenue Officer of 9Lenses from 2017 to 2019.

Mr. Hartless’s annual base salary will be $375,000 with an annual bonus opportunity based upon the attainment of mutually agreed to performance measures. For 2023, if all targets are met at 100%, the bonus amount is $350,000 (the “Target Amount”), with the maximum aggregate bonus amount being 195% of the Target Amount, prorated from the Start Date. The bonus payout percentages shall be 50% to 195% based on the performance target category and shall be based on achieving specified revenue (new revenue and total revenue) and adjusted OIBA targets to include the 2023 fiscal year with each target category weighted 33 1/3%.

As an inducement to join Marchex, Hartless will receive an option to purchase 200,000 shares of Class B common stock (the “Performance Option”, and collectively with the Option below, the “Options”) effective on the Start Date and issued pursuant to Marchex’s 2021 Stock Incentive Plan (the “Plan”).  The exercise price of the Performance Option is the closing price of the stock on the Start Date and shall be an incentive stock option to the extent permitted by the Code and otherwise a nonqualified stock option.  The Performance Option shall vest on the fifth annual anniversary of the Start Date with accelerated vesting upon certain events and subject to continued employment at all such times. With respect to acceleration, (a) 50% of such option shares shall vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of twenty-four (24) months or performance attainment (2023 revenue (or subsequent years) exceeding 120% of year of grant level, 2023 adjusted OIBA (or subsequent years) exceeding specified multiples of year of grant level, or following the first year the Class B Common Stock share price for twenty (20) consecutive trading days exceeding 150% of the year of grant trading day average), and (b) such remaining unvested option shares shall vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of thirty-six (36) months or performance attainment (2023 revenue (or subsequent years) exceeding 127% of year of grant level, 2023 adjusted OIBA (or subsequent years) exceeding specified multiples of year of grant level higher than the initial performance target above, or following the first year the Class B Common Stock share price for twenty (20) consecutive trading days exceeding 160% of the year of grant trading day average).

In addition, Mr. Hartless will receive an option to purchase 150,000 shares of Class B common stock (the “Option”) effective on the Start Date and issued pursuant to the Plan. The Option will vest over four years, with 25% of the total option shares vesting on the first anniversary of the Start Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares. The exercise price of the Option is the closing price of the stock on the Start Date and shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise a nonqualified stock option. Continuous vesting of the Option is subject to Hartless remaining a continuous full-time active employee through the applicable vesting date.

The Options above will become vested and nonforfeitable following the occurrence of a “Change in Control” (as such term is defined below) of the Company as follows: 25% upon occurrence of a Change in Control, 25% upon the eighteen month anniversary, and 50% upon the second annual anniversary, respectively, of such Change in Control.  Change in Control” shall mean the consummation of: (a) a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction” (a “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where the shareholders of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the outstanding securities of the corporation resulting from such merger, consolidation or reorganization); or (b) a complete liquidation or dissolution of the Company; or (c) the sale or disposition of all or substantially all of the assets of the Company to any person.

In the event that Hartless is terminated by the Company without “Cause” (as such term is defined below) more than three months prior to the occurrence of a Change in Control, Hartless will receive the following:  (a) for termination before the one year anniversary of the Start Date, a lump sum payment equal to six months of base salary plus any accrued bonus through the date of termination, and an additional twenty-five percent (25%) of vesting on the Options; (b)  for termination on or following the one year anniversary of  the Start Date, a lump sum payment equal to nine months of base salary plus any earned bonus for the prior calendar year if not yet paid plus any accrued bonus through the date of termination, and an additional fifty percent (50%) of vesting on the Options.  Cause shall mean that the Company’s Board of Directors has reasonably determined in good faith that any one or more of the following has occurred: (i) Hartless shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime of moral turpitude or to a driving under the influence or drug related offense; (ii) Hartless shall have willfully failed or refused to carry out the reasonable and lawful instructions of the Company’s Chief Executive Officer (other than as a result of illness or disability) concerning duties or actions consistent with his then current position in a timely manner and otherwise in a manner reasonably acceptable to the Company’s Chief Executive Officer and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Company’s Chief Executive Officer describing such failure or refusal in reasonable detail; (iii) Hartless shall have breached any material provision of any agreement with the Company or the Company’s Code of Conduct; (iv) Hartless shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company, or (v) the violation by Hartless of any applicable securities laws or SEC regulations or the Company experiencing any deficiency or material weakness in internal controls occurring with his knowledge.

In the event that Hartless is terminated by the Company without Cause within three months prior to or upon or following the occurrence of a Change in Control, Hartless will receive the following:  (a) a lump sum payment equal to nine months of base salary plus (i) any accrued bonus through the date of termination if before the one year anniversary of the Start Date, or (ii) any earned bonus for the prior year if not yet paid plus any accrued bonus through the date of termination if on or after the one year anniversary of the Start Date, and an additional fifty percent (50%) of vesting on the Options; and (b) upon the 18 month anniversary of the Change in Control, one hundred percent (100%) of vesting on the Options.

In connection with such appointment, Marchex entered into its standard form indemnity agreement for Marchex’s Section 16 executive officers and directors with Mr. Hartless. There is no family relationship between Mr. Hartless and any other executive officer or director of Marchex and there is no arrangement or understanding between Mr. Hartless and any other person pursuant to which he was appointed Chief Revenue Officer of Marchex. There are no transactions in which Mr. Hartless has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated April 4, 2023 announcing the foregoing appointments is attached as Exhibit 99.1 to this report and incorporated herein by reference. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit

No. Description

99.1	Press Release of Marchex, dated April 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: April 4, 2023	By:	/s/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Secretary